UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2021

SABRE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36422	20-8647322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Sabre Drive, Southlake, TX	76092
(Address of Principal Executive Offices)	(Zip Code)

(682) 605-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	SABR	The Nasdaq Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2021, Sabre Corporation, (“Sabre”) established an at the market equity distribution program (the “ATM Program”) by entering into a sales agreement (the “Sales Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., and Mizuho Securities USA LLC, each acting as a sales agent for Sabre (each, a “Sales Agent” and, collectively, the “Sales Agents”), pursuant to which Sabre may issue and sell, from time to time, shares (“Shares”) of its common stock, par value $0.01 per share (“Common Stock”), in “at the market” offerings having an aggregate gross sales price of up to $300,000,000. Sabre is not obligated to sell any Shares under the Sales Agreement, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The applicable Sales Agent will be entitled to compensation as provided under the terms of the Sales Agreement.

Sabre made certain customary representations, warranties and covenants concerning Sabre and the Common Stock in the Sales Agreement and agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Sabre currently intends to use the net proceeds, after deducting the Sales Agents’ commissions and Sabre’s offering expenses, that it receives upon the issuance and sale of Shares to or through the Sales Agents for general corporate purposes.

Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts to sell, on Sabre’s behalf, the Shares that may be offered by Sabre from time to time under the Sales Agreement. The sales, if any, of the Shares made under the Sales Agreement will be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market (“Nasdaq”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Under the terms of the Sales Agreement, Sabre may also sell Shares to any Sales Agent as principal for its own account. If Sabre sells Shares to any Sales Agent as principal, it will enter into a separate terms agreement setting forth the terms of such transaction with the applicable Sales Agent. Actual sales will depend on a variety of factors to be determined by Sabre from time to time.

The Shares will be sold pursuant to Sabre’s prospectus supplement, dated August 19, 2021 (the “Prospectus Supplement”), which was filed with the Securities and Exchange Commission on such date and Sabre’s shelf registration statement on Form S-3 (Registration No. 333-255669). The above description of the Sales Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Sales Agreement and is qualified in its entirety by reference to the terms of the form of Sales Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated August 19, 2021, by and between Sabre Corporation and BofA Securities, Inc., Citigroup Global Markets Inc. and Mizuho Securities USA LLC.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

	By:	/s/ Douglas E. Barnett
Douglas E. Barnett
Executive Vice President and Chief Financial Officer
Dated: August 19, 2021

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